SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: October 20, 1997
                        (Date of earliest event reported)

                              ADVANCED MEDIA, INC.
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             (Exact name of registrant as specified in its charter)



    Delaware                        0-25112                      11-2899603
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(State or other                  (Commission                    (IRS Employer
 jurisdiction of                 File Number)                  Identification
 incorporation)                                                    Number)



       80 Orville Drive Bohemia, New York                           11716
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       (Address of principal executive offices)                  (Zip Code)




Registrant's telephone number including area code              (516) 244-1616
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         (Former name of former address, if changed since last report.)

Item 4.   Changes in Registrant's Certifying Accountant

     Price Waterhouse LLP served as the Company's independent auditors for the fiscal years ended December 31, 1996 and December 31, 1995. On October 20, 1997, the Company was advised from Price Waterhouse LLP by letter that Price Waterhouse LLP declined to stand for re-election as the Company's independent auditors.

     The reports of Price Waterhouse LLP for the fiscal years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the December 31, 1996 opinion included an explanatory paragraph that there were conditions that raised substantial doubt about the Company's ability to continue as a going concern.

     During the two years ended December 31, 1996 and through the date of this report there were no disagreements with Price Waterhouse LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to Price Waterhouse LLP's satisfaction, would have caused Price Waterhouse LLP to make reference to the subject matter of the disagreement in connection with its report.

Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

          Exhibits
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          (16)  Resignation letter from Price Waterhouse LLP
          (17)  Letter from Price Waterhouse LLP.


                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ADVANCED MEDIA, INC.

                                   By:  /s/Hans Kaemmlein
                                        -------------------------
                                        Hans Kaemmlein, President
Dated: October 27, 1997